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                              [LETTERHEAD]

                                December 15, 1997

Salomon Brothers Variable Series Funds Inc
Seven World Trade Center
New York, New York  10048

                       Registration Statement on Form N-1A
                          (Registration No. 333-38045)
                           --------------------------
Dear Ladies and Gentlemen:

        We have acted as special Maryland counsel to Salomon Brothers Variable Series Funds Inc, a Maryland corporation (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, pursuant to a Registration Statement on Form N-1A of the Corporation (Registration Nos. 333-38045) (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), of an indefinite number of shares of capital stock, par value $.001 per share, up to ten billion (10,000,000,000) shares of capital stock, as authorized by the Corporation's Charter. The authorized capital stock is initially classified as "Common Stock," of which one billion (1,000,000,000) shares are further initially classified as a series of Common Stock designated the "Salomon Brothers Variable Investors Fund," one billion (1,000,000,000) shares are further initially classified as a series of Common Stock designated the "Salomon Brothers Variable Capital Fund," one billion (1,000,000,000) shares are further initially classified as a series of Common Stock designated the "Salomon Brothers Variable Total Return Fund," one billion (1,000,000,000) shares are further initially classified as a series of Common Stock designated the "Salomon Brothers Variable High Yield Bond Fund," one billion (1,000,000,000) shares are further initially classified as a series of Common Stock designated the "Salomon Brothers Variable Strategic Bond Fund," one billion (1,000,000,000) shares are further initially classified as a series of Common Stock designated the "Salomon Brothers Variable U.S. Government Income Fund" and one billion (1,000,000,000) shares are further initially classified as a series of Common Stock designated the "Salomon Brothers Variable Asia Growth Fund"






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                                                              Piper & Marbury
Salomon Brothers Variable Series Funds Inc                          L.L.P.
December 15, 1997
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(collectively, the "Shares") The remaining three billion (3,000,000,000)
shares of authorized but unissued Common Stock remain undesignated as to series or class.

        In this capacity, we have examined the Charter and By-Laws of the Corporation, the Registration Statement, drafts of the resolutions to be approved by the Corporation's Board of Directors authorizing the issuance of the Shares, and such other documents as we have considered necessary. We have also examined a certificate of corporate officer dated the date hereof (the "Certificate"). In rendering our opinion, we are relying on the Certificate and have made no independent investigation or inquiries as to the matters set forth therein. In reaching the opinions set forth below, we have assumed all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, and all public records reviewed are accurate and complete.

        We are of the opinion and so advise you that assuming the resolutions authorizing the issuance and delivery of the Shares upon the terms set forth in the Registration Statement are approved by the Board of Directors of the Corporation, such Shares will be duly authorized, and such Shares, when issued and delivered as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Counsel" in the Statement of Additional Information supplementing the Prospectus included in the Registration Statement.

                                                          Very truly yours,

                                                          PIPER & MARBURY L.L.P.

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